UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

GRIFFON CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 1-06620

Delaware	11-1893410
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

712 Fifth Avenue, 18th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 957-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	GFF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 — Entry into a Material Definitive Agreement

Underwriting Agreement

On August 13, 2020, Griffon Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated, as representative of the several underwriters named therein (the “Underwriters”) and Ronald J. Kramer, as selling stockholder (the “Selling Stockholder”), relating to an underwritten public offering (the “Offering”) of 8,000,000 shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”) by the Company at a public offering price of $21.50 per share, less underwriting discounts and commissions and other estimated expenses payable by the Company. In addition, pursuant to the Underwriting Agreement, the Company and the Selling Stockholder granted the Underwriters a 30-day option (the “Underwriters’ Option”) to purchase up to an additional 1,200,000 shares of Common Stock, which consist of 700,000 shares of Common Stock from the Company and 500,000 shares of Common Stock from the Selling Stockholder, which option has been exercised in full.

The Offering of 8,000,000 shares closed on August 18, 2020. The closing of the purchase of the 1,200,000 shares subject to the Underwriters’ Option is expected to close on August 21, 2020, subject to the satisfaction of customary closing conditions. The total net proceeds to the Company from the sale of 8,700,000 shares by the Company pursuant to the Offering (which includes the sale of 700,000 shares by the Company pursuant to the Underwriters’ Option) will be approximately $177.2 million. The Company will use the net proceeds from this offering (i) for working capital and general corporate purposes, including to expand the Company’s current business through acquisitions of, or investments in, other businesses or products, and (ii) to temporarily repay a portion of the Company’s outstanding borrowings under its revolving credit facility (which will be subject to re-borrowing), and for the payment of related fees and expenses. The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholder.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-224727) previously filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2018, as well as a preliminary prospectus supplement and a final prospectus supplement filed thereunder with the Commission on August 11, 2020 and August 14, 2020, respectively.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters and the Selling Stockholder with customary indemnification rights under the Underwriting Agreement. The foregoing descriptions of the Underwriting Agreement are qualified in their entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

A copy of the opinion of Dechert LLP regarding the validity of the sale of the shares of Common Stock offered and sold by the Company and the Selling Stockholder in the Offering is attached hereto as Exhibit 5.1.

Item 8.01 — Other Events

On August 13, 2020, the Company issued a press release announcing that the Offering priced at $21.50 per share. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 18, 2020, the Company issued a press release announcing the closing of the sale of 8,000,000 shares pursuant to the Offering, and the full exercise of the Underwriters’ Option. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 13, 2020, by and among Griffon Corporation, Robert W. Baird & Co. Incorporated and Ronald J. Kramer.

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (set forth in Exhibit 5.1).

99.1	Press Release of Griffon Corporation, dated August 13, 2020.

99.2	Press Release of Griffon Corporation, dated August 18, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2020	GRIFFON CORPORATION

	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President, General Counsel and Secretary